Exhibit 99.1

                   Premiere Global Services Issues Statement

     ATLANTA--(BUSINESS WIRE)--Dec. 1, 2006--Premiere Global Services, Inc. (NYSE: PGI), a global outsource provider of business process solutions, today confirmed receipt of notice from Crescendo Partners II, L.P., Series E of its intention to nominate two members to Premiere Global's Board of Directors and its proposal to amend the Company's Bylaws at the Company's 2007 Annual Meeting of Shareholders.

     The Company has a long standing policy of open communications with shareholders and welcomes input toward the goal of improving long-term value, but saw Crescendo's press release and received Crescendo's letter without having had any prior contact from Crescendo or one of its representatives.

     The Company does not intend to make a recommendation on Crescendo's nominees or proposal at this time and will present its formal recommendation in its definitive proxy statement to be filed with the Securities and Exchange Commission. The Company has not yet scheduled its 2007 annual meeting.

     The Company noted that Premiere Global's Board of Directors is comprised of a super-majority of independent directors and highly-qualified and proven executive leaders. Premiere Global's Board and management team are focused on creating value for its shareholders through the continued execution of its business plan.

     About Premiere Global Services, Inc.

     Premiere Global Services, Inc. is a global outsource provider of business process solutions that enable enterprise customers to automate and simplify their critical business processes and to communicate more effectively with their constituents.

     We innovate communication technologies and deliver solutions in four core business practices: Conferencing Solutions, Document Solutions, Marketing Automation Solutions and Alerts & Notifications Solutions. We deliver these solutions via our global, on-demand platforms to an established customer base of approximately 60,000 corporate accounts, including a majority of the Fortune
500. Customers apply our solutions in order to increase efficiency, to improve productivity and to raise customer satisfaction levels.

     With global presence in 19 countries, Premiere Global Services' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

     We will file a proxy statement in connection with our 2007 annual meeting of shareholders. Our shareholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company's website at www.premiereglobal.com or by writing to Premiere Global Services, Inc., Attn:
Investor Relations, 3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326. Premiere Global Services, Inc. and its directors, executive officers and other members of its management and employees may be soliciting proxies from the Premiere Global shareholders in connection with its annual meeting. Information concerning persons who may be considered participants in the solicitation of Premiere Global's shareholders under the rules of the Commission is set forth in public filings filed by Premiere Global Services with the Commission, including its proxy statement filed on April 3, 2006, and will be set forth in the proxy statement when it is filed with the Commission.

     Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2006 and September 30, 2006. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.


     CONTACT: Premiere Global Services, Atlanta
              Sean O'Brien, 404-262-8462
              Senior Vice President
              Strategic Planning & IR
              or
              Joele Frank, Wilkinson Brimmer Katcher
              Matthew Sherman / Sharon Stern, 212-355-4449